SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to [240.14a-11(c) or 240.14a-1]

STAR GAS PARTNERS, L.P.

(Name of Registrant as Specified in its Charter)

Not applicable

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News Announcement

CONTACT:

Richard F. Ambury	Robert L. Rinderman, Purdy Tran
Treasurer	Jaffoni & Collins Incorporated
203/328-7310	212/835-8500 or SGU@jcir.com

FOR IMMEDIATE RELEASE

STAR GAS PARTNERS, L.P. MAILS PROXIES

FOR PROPOSED PARTNERSHIP AGREEMENT AMENDMENTS

STAMFORD, CT (June 19, 2003) — Star Gas Partners, L.P. (the “Partnership” or “Star”) (NYSE: SGU, SGH), a diversified home energy distributor and services provider specializing in heating oil, propane, natural gas and electricity, today announced that it has commenced a proxy mailing to unitholders of record as of May 27, 2003 in conjunction with a Special Meeting of Unitholders to be held July 25, 2003 at 11:00 a.m. EDT at the offices of Phillips Nizer LLP, 666 Fifth Avenue, 28th Floor, New York, NY 10103.

The purpose of the Special Meeting is to vote on three proposed amendments to the Star Gas Partners, L.P. Partnership Agreement concerning the future number of common units that are permitted to be issued. All eligible Star Gas Unitholders are encouraged to vote IN FAVOR OF all proposals as outlined below, and to submit their proxies via one of the methods outlined in the packet of materials, as soon as possible.

The three proposals up for consideration will permit Star to issue additional common units as follows:

a)	An unlimited number of common units if the proceeds from such issuances are used to repay long term indebtedness;

b)	An unlimited number of common units if the proceeds from such issuances are used to acquire capital assets in a transaction approved by our general partner’s independent directors; and,

c)	Up to 3,000,000 additional common units for general partnership purposes.

(more)

Star Gas Partners, L.P.                                                                                                                           page 2 of 2

The General Partner believes that approval of the three requested amendments will (1) increase the Partnership’s financial flexibility, (2) facilitate the Partnership’s investment in technology to improve productivity and cash flow, and (3) increase the Partnership ability to issue equity for unforeseen events and opportunities.

The Partnership has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. Any questions about the proposals or requests for additional copies of the proxy material should be directed to Georgeson at 800/960-7546.

Star Gas Partners, L.P., is a leading distributor of home heating oil, propane and deregulated natural gas and electricity. The Partnership is the nation’s largest retail distributor of home heating oil and the nation’s seventh largest retail propane distributor. Star, through its wholly owned subsidiary Total Gas & Electric, also sells natural gas and electricity in the Northeast, Mid-Atlantic and Florida.

This news announcement contains certain forward-looking information that is subject to certain risks and uncertainties as indicated from time to time in the Partnership’s 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Included risks and uncertainties are the effects of the weather on the Partnership’s financial results, competitive and propane and heating oil pricing pressures and other factors impacting the propane, home heating oil, natural gas and electricity distribution industries.

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